Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of our reports dated April 8, 2008 relating to the financial statements and financial statement schedule of Local Insight Regatta Holdings, Inc. and its subsidiaries which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, CO

October 10, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of our reports dated April 8, 2008 relating to the financial statements and financial statement schedule of Windstream Yellow Pages, Inc., a Division of Windstream Corporation which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Little Rock, AR

October 10, 2008